  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 1997

                                                     REGISTRATION NO. 333-33111
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                               ----------------

                         THE PETERSEN COMPANIES, INC.
            (Exact name of registrant as specified in its charter)

         DELAWARE                    2721                   36-4099296



     (State or other     (Primary Standard Industrial    (I.R.S. Employer
     jurisdiction of      Classification Code Number)  Identification No.)
     incorporation or
      organization)

                               ----------------

                            6420 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90048
                           TELEPHONE: (213) 782-2000
         (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                               ----------------

                                  NEAL VITALE
                     PRESIDENT AND CHIEF OPERATING OFFICER
                         THE PETERSEN COMPANIES, INC.
                            6420 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90048
                           TELEPHONE: (213) 782-2000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  COPIES TO:
           DENNIS M. MYERS                         STEVEN L. GROSSMAN
          KIRKLAND & ELLIS                        O'MELVENY & MYERS LLP
       200 EAST RANDOLPH DRIVE                    400 SOUTH HOPE STREET
       CHICAGO, ILLINOIS 60601                LOS ANGELES, CALIFORNIA 90071
           (312) 861-2000                            (213) 669-6000

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following is a statement of estimated expenses, to be paid solely by the Company, of the issuance and distribution of the securities being registered:

   Securities and Exchange Commission registration fee............. $   52,273
   NASD filing fee.................................................     17,750
   NYSE original listing fee.......................................    189,600
   Blue Sky fees and expenses (including attorneys' fees and ex-
    penses)........................................................     20,000
   Printing expenses...............................................    300,000
   Accounting fees and expenses....................................    300,000
   Transfer agent's fees and expenses..............................     10,000
   Legal fees and expenses.........................................    400,000
   Miscellaneous expenses (including certain anticipated roadshow
    expenses)......................................................    210,377
                                                                    ----------
     Total......................................................... $1,500,000
                                                                    ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware, inter alia, ("Section 145") provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

  The Company's Certificate of Incorporation provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director.

  Article V of the By-laws of the Company ("Article V") provides, among other things, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the Company as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law' permitted the Company to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding, and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the Company.

  Article V also provides that persons who are not covered by the foregoing provisions of Article V and who are or were employees or agents of the Company, or who are or were serving at the request of the Company as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

  Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

  Article V further provides that the Company may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Company or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Company would have the power to indemnify such person against such liability under Article V.

  Under the Securityholders Agreement, the Company agrees to indemnify certain of its directors and officers against certain liabilities, including liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  On September 30, 1996, the Company sold an aggregate of 2,106 shares of Class A Common Stock and 1,200 shares of Class B Common Stock for $500 per share pursuant to the terms of a Securities Purchase Agreement dated as of the date thereof. The following persons purchased such shares in the amounts set forth opposite their names:


     CLASS A COMMON STOCK                     CLASS  B COMMON  STOCK
     --------------------                     ----------------------
      NAME                SHARES NAME                                      SHARES
      ----                ------ ----                                      ------
Willis Stein & Partners
 L.P. ..................  1,000  Chase Equity Associates, L.P. ...........   300
Petersen Properties Com-
 pany...................    500  BankAmerica Investment Corporation ......   360
Allstate Insurance Com-
 pany...................    300  CIVC Partners II.........................    40
Norwest Equity Capital,
 L.L.C. ................    100  CIBC WG Argosy Merchant Fund 2, L.L.C. ..   250
Nassau Capital Partners
 II, L.P. ..............   99.5  FUI, Inc. ...............................   250
NAS Partners I,
 L.L.C. ................     .5
James D. Dunning, Jr. ..     42
The Laurence and Cindy
 Bloch Trust............     20
Stuart Karu.............     20
Thomas J. Strauss.......      1
Irwin Bard..............     10
Bernard Shavitz.........      3
D. Claeys Bahrenburg....     10
                          -----                                            -----
  Total.................  2,106  Total.................................... 1,200
                          =====                                            =====

  In connection with the execution of their respective Employment Agreements on September 30, 1996, the Company sold an aggregate of 41 shares of Class A Common Stock at a price of $500 per share to the following executive officers:

            NAME                                                     SHARES
            ----                                                     ------
         D. Claeys Bahrenburg.......................................   20
         Neal Vitale................................................   15
         Richard S Willis...........................................    6

  On February 10, 1997, the Company sold an aggregate of 11.2 shares of Class A
Common Stock at a price of $500 per share to the following employees of the
Company:

           NAME                                                      SHARES
           ----                                                      ------
         Richard P. Lague...........................................    2
         John Dianna................................................    2
         Lee Kelley.................................................  0.2
         Paul J. Tzimoulis..........................................    2
         David Myers................................................    1
         Ken Elliott................................................    1
         Jay Cole...................................................    1
         James D. Dunning III Trust.................................    1
         David F. Dunning Trust.....................................    1

  On June 13, 1997, the Company sold an aggregate of 6 shares of Class A Common
Stock at a price of $550 per share to the following employees of the Company:

           NAME                                                      SHARES
           ----                                                      ------
         James Guthrie..............................................    2
         Charlotte A. Perkins.......................................    1
         Amy P. Wilkins.............................................    1
         Justin McCormack...........................................    2

  Immediately prior to and contingent upon the consummation of the Offering, the Company will effect the Reorganization whereby, among other things, all of the existing securityholders of the Company and Petersen will enter into a Contribution and Recapitalization Agreement (the "Recapitalization Agreement") pursuant to which, among other things, each existing securityholder will contribute all of its Preferred Units and Common Units of Petersen and common stock of the Company to the Company in exchange for newly-issued shares of Common Stock. Pursuant to the Recapitalization Agreement, the existing securityholders of Petersen Holdings L.L.C. will receive an aggregate of 27,840,994 shares of Common Stock of the Company (assuming an initial public offering price of $16 per share).

  Except as set forth above, the Company has not sold any securities. All of the transactions described above were effected in reliance upon the exemption from the registration requirement of the Securities Act contained in Section 4(2) of the Securities Act and Regulation D and Rule 701 promulgated thereunder on the basis such transactions did not involve any public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (A) EXHIBITS.

    **1.1 Form of Underwriting Agreement.
    **2.1 Form of Contribution and Recapitalization Agreement by and among the Company, Petersen, Publishing and all of the Company's existing stockholders.
    **3.1 Form of Restated Certificate of Incorporation of the Company.
    **3.2 Form of Amended and Restated By-Laws of the Company.
    **4.1 Indenture, dated as of November 15, 1996, by and among Petersen, Publishing, Capital and United States Trust Company of New York, as trustee.
    **4.2 Forms of 11 1/8% Senior Subordinated Notes and Series B 11 1/8%
          Senior Subordinated Notes.
    **4.3 Securities Purchase Agreement, dated November 20, 1996, by and among
          Petersen, Capital, Publishing and the Initial Purchasers.
    **4.4 Credit Agreement, dated as of September 30, 1996, by and among Publishing, the Lenders named therein, First Union National Bank of
          North Carolina ("First Union"), as Administrative Agent and
          Syndication Agent and CIBC, Inc., as Documentation Agent.
    **4.5 Pledge and Security Agreement, dated as of September 30, 1996, by and between Publishing and First Union, as Administrative Agent.
    **4.6 Pledge and Security Agreement, dated as of September 30, 1996, by and among the Company, Petersen and First Union, as Administrative Agent.
    **4.7 Guaranty, dated as of September 30, 1996, by and among the Company,
          Petersen and First Union, as Administrative Agent.
    **4.8 Senior Subordinated Credit Agreement, dated as of September 30, 1996, among Publishing, the guarantors named therein, the Lenders named therein and First Union, as Agent.
    **4.9 Registration Rights Agreement, dated November 20, 1996, by and among
          Publishing, Capital and the Initial Purchasers named therein.
   **4.10 Specimen of Class A Common Stock.
   **4.11 Term sheet relating to the New Credit Facility.
    **5.1 Opinion and consent of Kirkland & Ellis.
    **8.1 Opinion of Kirkland & Ellis regarding certain tax matters.
   **10.1 License Agreement, dated as of August 15, 1996, by and between Robert
          E. Petersen, the Company and the Seller.+
   **10.2 Employment Agreement, dated as of August 15, 1996, by and between the
          Company and Robert E. Petersen.+
   **10.3 Executive Securities Purchase and Employment Agreement, dated as of
          September 30, 1996, by and among the Company, Petersen, Publishing and D. Claeys Bahrenburg.+
   **10.4 Executive Securities Purchase and Employment Agreement, dated as of
          September 30, 1996, by and among the Company, Petersen, Publishing and Neal Vitale.+
   **10.5 Securities Purchase Agreement, dated as of September 30, 1996, made by and among Petersen, Petersen Investment Corp., the Company, the Seller, Willis Stein & Partners, L.P., and the other Persons set forth on Schedule A thereto.+
     10.6 Reserved.
   **10.7 Securityholders Agreement, dated as of September 30, 1996, among
          Petersen Investment Corp., Petersen, the Company and the other parties thereto.+

    **10.8 Promissory Note, dated as of September 30, 1996, from D. Claeys
           Bahrenburg in favor of the Company in the amount of $8,000.+
    **10.9 Promissory Note, dated as of September 30, 1996, from D. Claeys
           Bahrenburg in favor of the Company in the amount of $2,000.+
   **10.10 Promissory Note, dated as of September 30, 1996, from D. Claeys
           Bahrenburg in favor of Petersen in the amount of $891,000.+
   **10.11 Promissory Note, dated as of September 30, 1996, from D. Claeys
           Bahrenburg in favor of Petersen in the amount of $99,000.+
   **10.12 Promissory Note, dated as of September 30, 1996, from Neal Vitale in favor of the Company in the amount of $7,500.+
   **10.13 Promissory Note, dated as of September 30, 1996, from Neal Vitale in favor of Petersen in the amount of $742,500.+
   **10.14 Asset Purchase Agreement, dated as of August 15, 1996, by and between the Company (formerly known as BrightView Communications
           Group, Inc.) and Petersen Publishing Company (the "Seller"), as amended by the Letter Agreement, dated as of September 30, 1996, by and among the Seller, the Company, Petersen and Publishing, incorporated by reference to Exhibit 2.1 of the Registration
           Statement on Form S-4 (333-18017) of Petersen, Publishing and
           Petersen Capital Corp.
     10.15 The Petersen Companies, Inc. 1997 Long-Term Equity Incentive Plan.
     10.16 The Petersen Companies, Inc. Employee Stock Discount Purchase Plan.
   **10.17 Agreement, dated as of July 31, 1997, between and among Petersen, the Company, Publishing and Messrs. Dunning, Bloch, Karu, Vitale and
           R. Willis.
     10.18 Petersen Holdings, L.L.C. 1997 Long-Term Equity Incentive Plan.
   **10.19 Form of Amendment No. 1 to Securityholders Agreement, among Petersen
           Investment Corp., Petersen, the Company and the other parties thereto.
    **11.1 Calculation of Earnings Per Share.
    **21.1 Subsidiaries of the Company.
    **23.1 Consent of Ernst & Young LLP.
    **23.2 Consent of Kirkland & Ellis (included in Exhibit 5.1).
    **24.1 Powers of Attorney.
    **27.1 Financial Data Schedule.

--------
* To be filed by amendment.
**Previously filed.
+ Incorporated by reference to the same numbered exhibit to the Registration
  Statement on S-4 (Registration No. 333-18017) of Petersen, Publishing and Petersen Capital Corp.

  (B) FINANCIAL STATEMENT SCHEDULES.

  Schedule II--Petersen Holdings, L.L.C.--Valuation and Qualifying Accounts.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes to provide to the underwriter at closing specified in the underwriting agreement certificates in such denominations and registered in such names as requested by the Underwriter to permit prompt delivery to each purchaser.

  The undersigned registrant hereby undertakes:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE PETERSEN COMPANIES, INC., HAS DULY CAUSED THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON FORM S-1 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LOS ANGELES, STATE OF CALIFORNIA, ON SEPTEMBER 26, 1997.


                                          THE PETERSEN COMPANIES, INC.

                                                      /s/ Neal Vitale
                                          By: _________________________________
                                                   NEAL VITALEPRESIDENT
                               * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                      CAPACITY                DATE

                  *                    Chairman of the Board
-------------------------------------   and Chief Executive     September 26,
        JAMES D. DUNNING, JR.           Officer (Principal        1997
                                        Executive Officer)

        /s/ Richard S Willis           Executive Vice
-------------------------------------   President--Chief        September 26,
          RICHARD S WILLIS              Financial Officer and     1997
                                        Director (Principal
                                        Financial and
                                        Accounting Officer)

                  *                    Director
-------------------------------------                           September 26,
        D. CLAEYS BAHRENBERG                                      1997

           /s/ Neal Vitale             Director
-------------------------------------                           September 26,
             NEAL VITALE                                          1997

                  *                    Director
-------------------------------------                           September 26,
          LAURENCE H. BLOCH                                       1997

                  *                    Director
-------------------------------------                           September 26,
            AVY H. STEIN                                          1997

                  *                    Director
-------------------------------------                           September 26,
        DANIEL H. BLUMENTHAL                                      1997

                  *                    Director
-------------------------------------                           September 26,
             STUART KARU                                          1997

                  *                    Director
-------------------------------------                           September 26,
                                                                  1997

           JOHN A. WILLIS

  * The undersigned, by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and Directors and filed with the Securities and Exchange Commission on behalf of such officers and Directors.

           /s/ Neal Vitale
-------------------------------------
    NEAL VITALE, ATTORNEY-IN-FACT